Exhibit 10.1
AFFILIATE STOCK PURCHASE AGREEMENT
     This Affiliate Stock Purchase Agreement (this “Agreement”), is made as of April 5, 2007, by and between Frank Cassell of 1157 Taborlake Walk, Lexington, Kentucky 40502 and Tom Cassell of 1157 Taborlake Walk, Lexington, Kentucky 40502 ( Collectively, the “Sellers”) and Bruce Meyers, the representative of the buyers of the Purchased Shares (defined below) (the “Buyers’ Rep.”).
RECITALS
     WHEREAS, the Sellers are the owner of 15,000,000 restricted shares of common stock, $0.000001 par value (the “Purchased Shares”), of Convention All Holdings, Inc., a Delaware corporation (the “Company”); and
     WHEREAS, the Sellers propose to sell to the Buyers’ Rep. the Purchased Shares, on the terms set forth herein.
     WHEREAS, the Sellers hereby represent that they have sold prior to the Closing (as defined) all or substantially all the assets of the Company and 100% of the authorized issued and outstanding capital stock of the Company’s wholly-owned subsidiary, (the “Subsidiary Sale”), prior to the date hereof; and to sell the Purchased Shares without its inclusion.
     In consideration of the premises, representations, warranties and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. PURCHASE AND SALE
1.1 The Seller hereby agrees to sell, assign, transfer and deliver to the Buyers’ Rep., and the Buyers’ Rep. hereby agrees to purchase from the Seller, the Purchased Shares for an aggregate purchase price of US $650,000 (the “Purchase Price”) to be paid in accordance with the provisions of Section 1.3 below. The Purchase Price has been calculated based upon the following:
(i)	60% of the Purchase Price ($390,000.00) as payment to Sellers in consideration for the Subsidiary Sale and sale of all or substantially all the assets of the Company.

(ii)	40% of the Purchase Price ($260,000.00) as cash for the Purchased Shares.
1.2 The Purchased Shares shall be transferred to the Buyers’ Rep. pursuant to Section 4(2) and 4(6) of the Securities Act of 1933, as amended (the “Securities Act”) and will be delivered in certificate form together with a Medallion Guarantee of signature or other signature guarantee acceptable to the Company’s transfer agent.
1.3 The closing of the transactions contemplated herein (the “Closing”) shall occur on the date hereof (the “Closing Date”). At the Closing, the Buyers’ Rep. shall wire the Purchase Price to an account designated by the Seller in exchange for the Purchased Shares as set forth in Section 1.2 above.

2. REPRESENTATIONS WARRANTIES AND COVENANTS OF THE SELLER
2.1 The Seller warrants, covenants and represents to the Buyers’ Rep. with the intention of inducing the Buyers’ Rep. to enter into this Agreement that:
(a)	immediately prior to and at the Closing, the Seller shall be the legal and beneficial owner of the Purchased Shares and on the Closing Date, the Seller shall transfer to the Buyers’ Rep. the Purchased Shares free and clear of all liens, restrictions, covenants or adverse claims of any kind or character;

(b)	the Seller has the legal power and authority to execute and deliver this Agreement and all other documents required to be executed and delivered by the Seller hereunder and to consummate the transactions contemplated hereby;

(c)	the Seller is, and has been during the past ninety (90) days, an officer, director, and 10% or greater shareholder and an “affiliate” of the Company, as that term is defined in Rule 144 promulgated under the Securities Act;

(d)	there are no circumstances that may result in any material adverse effect to the Company or the value of the Purchased Shares that are now in existence;

(e)	as of the Closing Date, the Seller shall not be indebted to the Company and the Company shall not be indebted to the Seller;

(f)	the Seller does not now, nor will it prior to or on the Closing Date, own, either directly or indirectly, or exercise direction or control over, any common stock of the Company other than the Purchased Shares;

(g)	the authorized capital of the Company consists of 1,000,000,000 shares of common stock, par value $0.001 (“Common Stock”), of which a total of 15,707,600 shares of Common Stock have been validly issued, are outstanding and are fully paid and non-assessable;

(h)	no person, firm, corporation or any other entity has any right, agreement, warrant or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, to require the Company to issue any shares of its capital stock or to convert any securities of the Company or of any other company into shares of capital stock of the Company;

(i)	the Company has no liabilities, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation which will not have been paid in full either from the Purchase Price or prior to payment of the Purchase Price; and the Seller will pay any and all outstanding liabilities of the Company out of the Purchase Price;

(j)	the Company does not beneficially own, directly or indirectly, shares in any other corporate entity;

(k)	the Company prior to the Subsidiary Sale and sale of all or substantially all the assets of the Companyhad good and marketable title to all of its assets, and such assets were free and clear of any financial encumbrances;

(l)	the Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, (the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing;

(m)	the Company is not a party to or bound by any agreement or understanding granting registration, anti-dilution, pre-emptive, tag-along, first refusal or other rights to any person with respect to any of its equity or debt securities; no person has a right to purchase or acquire or receive any equity or debt security of the Company;

(n)	the Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder;

(o)	contemporaneously herewith, the Sellers as directors will appoint a representative of the Buyers’ Rep. to the Board of Directors of the Company;

(p)	the Sellers have tendered their resignations as an officers and directors of the Company, to be effective on the Closing Date;

(q)	the Sellers agree to execute and deliver such other documents and to perform such other acts as shall be necessary to effectuate the purposes of this Agreement; and

(r)	there are no existing claims against or affecting the Company or the Sellers, nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting the Company, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority, nor does there exist any legal basis for same.

(s)	Sellers represent that prior to the Closing, the sale of all or substantially all the assets of the Company and the Subsidiary Sale shall have been completed and that any all liabilities and duties associated thereto shall be the sole responsibility of the Sellers. Sellers acknowledge and agree that the Subsidiary Sale and sale of all or substantially all the assets of the Company is a material inducement for the Buyers’ Rep. to enter into this agreement.

(t)	As a condition to Closing, Sellers have received shareholder consent permitting the Subsidiary Sale and sale of all or substantially all the assets of the Company and have waived any and all claims in right, title and interest affiliated thereto.

(u)	As a condition to Closing, Sellers have received a legal opinion from Counsel for the Company opining that the Subsidiary Sale and sale of all or substantially all the assets of the Company prior to Closing is not in violation of applicable Federal Securities Law or Delaware General Corporations Law.

(v)	Sellers hereby agree to indemnify Buyers’ Rep, the Company and the current and future stockholders in the Company from any and all claims from any current non-affiliated shareholders in the Company based upon the sale of all or substantially all the business assets of the Company and the Subsidiary Sale.

(w)	The Company has been notified by its stock transfer agent that its shares are DTC eligible.

(x)	The Company’s Registration Statement on Form SB-2 (No. 333-136791) has been declared effective, no stop orders have been issued by the Commission or any state regulatory body and the prospectus contained in such registration statement is current.
3. REPRESENTATIONS AND WARRANTIES OF THE BUYERS’ REP.
     The Buyers’ Rep. represents and warrants to the Seller that the Buyers’ Rep. has the legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Upon reasonable investigation, Buyers’ Rep further represents and warrants that the transaction as described herein does not violate any agreement, court or other order that the buyers on whose behalf Buyers’ Rep is acting are subject or a party to.
4. INDEMNIFICATION
4.1 The Seller hereby agrees to indemnify and hold harmless the Buyers’ Rep. and the Company against any losses, claims, damages or liabilities to which the Seller or the Company may become subject insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) the business and operations of the Company prior to and up to and including the Closing Date for which the Company has the primary liability; and in particular, any misrepresentation of the Seller as contained herein; (ii) the breach by the Seller of any representations and warranties contained in this Agreement, (iii) any liabilities of the Company relating to the period from the Company’s inception up through and including the Closing Date, (iv) any matters currently existing that would negatively affect the validity of the Company’s listing on the Over-the-Counter Bulletin Board and the effectiveness of the Company’s Form SB-2 resale registration statement (v) the Subsidiary Sale and sale of all or substantially all the assets of the Company prior to the Closing. and (vi) claims in right, title and interest made by non-affiliated shareholders based upon the Subsidiary Sale. Damages of the Buyers’ Rep. are not limited to the Purchase Price received by the Seller hereunder but will include the Buyers’ Rep.’s or Company’s actual cost of any claims and full costs of their negotiations and/or defense
5. MISCELLANEOUS
5.1 The parties hereto acknowledge that they have obtained independent legal advice with respect to this Agreement and acknowledge that they fully understand the provisions of this Agreement.
5.2 Unless otherwise provided, all dollar amounts referred to in this Agreement are in United States dollars.
5.3 There are no representations, warranties, collateral agreements, or conditions concerning the subject matter of this Agreement except as herein specified.

5.4 This Agreement will be governed by and construed in accordance with the laws of the State of New York, regardless of conflict of laws principles. The parties hereby agree to submit to the jurisdiction of the federal and state courts located in New York county, of the State of New York with respect to any legal proceedings arising from this Agreement.
5.5 The representations and warranties of the parties contained in this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for a period of one year.
5.7 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.
5.8 Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.
***SIGNATURE PAGE FOLLOWS***

Each of the parties hereto has executed this Agreement to be effective as of the day and year first above written.

SELLERS

/s/ Frank Cassell
Frank Cassell

/s/ Tom Cassell
Tom Cassell

BUYERS’ REP.:
/s/ Bruce Meyers
Bruce Meyers, Buyers’ Rep.